Xtant Medical Announces First Surgical Cases of Xspan™ Laminoplasty Fixation System

BELGRADE, Mont., Nov. 14, 2016 (GLOBE NEWSWIRE) -- Xtant Medical Holdings, Inc. (NYSE MKT:XTNT), a leader in the development of regenerative medicine products and medical devices, today announced the first surgical cases of the Xspan Laminoplasty Fixation System.

The first two cases were performed by Dr. Francisco Vaz-Guimaraes at the Michael E. DeBakey VA Medical Center in Houston. The open door laminoplasty procedure was performed to treat spinal stenosis without fusing the vertebrae. "The Xspan system is easy to put in, final construct was rock solid. Both patients were discharged shortly after the procedure," stated Dr. Vaz-Guimaraes. Dr. Vaz-Guimaraes is a Neurosurgeon and faculty member at Baylor College of Medicine, and contracted with the Michael E. DeBakey VA Medical Center in Houston.

Dr. Fuentes and Dr. Ehni, both of the VA Medical Center in Houston, advised from concept to final implant, ensuring Xspan was designed utilizing the expertise of surgeons who routinely perform laminoplasty procedures with the expertise of Xtant Medical engineers. "The Xspan Laminoplasty System has been designed to make the open door laminoplasty technique safer, more adaptable to spondylotic variations in the dorsal element anatomy, and simpler to perform," said Dr. Ehni.

Dr. David Kirschman, developer of Xspan and member of the Xtant Medical Board of Directors, states, "The Xspan system is a comprehensive set of implants and instruments to perform the cervical laminoplasty procedure. This procedure allows for direct decompression of the cervical spine, with minimum disruption to patient anatomy. This system is emblematic of Xtant's vision to maximize outcomes while minimizing patient impact."

The Xspan System represents the latest generation of laminoplasty fixation. Spinal laminoplasty is a surgical procedure performed to remove pressure from the spinal cord. Unlike a laminectomy, where the entire lamina is removed and often is performed in conjunction with spinal fusion, laminoplasty involves only an opening or window made on one side of the lamina to alleviate the compression of the spinal cord. The lamina is then restructured by a small plate which allows for an expansion of the spinal canal without losing stability or movement in the vertebrae. This procedure can be completed at single or multiple levels.

Xtant Medical estimates the worldwide market for laminoplasty at $128M and growing. Xspan is currently available to a limited number of key surgeons with a larger general release to follow later in 2017.

About Xtant Medical Holdings

Xtant Medical develops, manufactures and markets regenerative medicine products and medical devices for domestic and international markets. Xtant Medical products serve the specialized needs of orthopedic and neurological surgeons, including orthobiologics for the promotion of bone healing, implants and instrumentation for the treatment of spinal disease, tissue grafts for the treatment of orthopedic disorders, and biologics to promote healing following cranial, and foot and ankle surgeries. With core competencies in both biologic and non-biologic surgical technologies, Xtant Medical can leverage its resources to successfully compete in global neurological and orthopedic surgery markets. For further information, please visit www.xtantmedical.com.

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Investor Contact

CG CAPITAL

Rich Cockrell

877.889.1972

xtant@cg.capital

Company Contact

Xtant Medical

Molly Mason

mmason@xtantmedical.com